EXHIBIT 23(a)

CHISHOLM                                                                                             533 West 2600 South, Suite 250

BIERWOLF &                                                                                                        Bountiful, Utah 84010

NILSON, LLC                                                                                                          Phone: (801) 292-875

Certified Public Accountants                                                                                     Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our amended report for the fiscal years ended December 31, 2005 and 2004 dated August 29, 2006, in the Form S-8 for Solar Energy Limited.

/s/ Chisholm Bierwolf & Nilson, LLC.

Chisholm, Bierwolf & Nilson, LLC.

Bountiful, Utah 84010

December 8, 2006

        A Member of the AICPA, UACPA and Registered with the PCAOB

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